EXHIBIT 23.1


                          Independent Auditors' Consent

The Board of Directors and Stockholders
of Access Pharmaceuticals, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-42052, 33-32137 and 33-22750 on Form
S-3 and in Registration Statement Nos. 33-10626 and 33-41134 on Form S-8 of Access Pharmaceuticals, Inc. (formerly
Chemex Pharmaceuticals, Inc.) of our report dated March 21, 1997, relating to the balance sheets of Access Pharmaceuticals, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Access Pharmaceuticals, Inc.






                                                      /s/  KPMG Peat Marwick LLP
                                                     --------------------------
                                                           KPMG Peat Marwick LLP


Dallas, Texas
March 27, 1997